Exhibit 1.1
3,536,000 Shares
ACCO BRANDS CORPORATION
Common Stock
UNDERWRITING AGREEMENT
September     , 2006
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.,
As Representatives of the Several Underwriters,
c/o Credit Suisse Securities (USA) LLC,
      Eleven Madison Avenue,
      New York, N.Y. 10010-3629
Dear Sirs:
     1. Introductory. The securityholders listed in Schedule B hereto (the “Selling Securityholders”) propose severally to sell 3,536,000 shares (“Firm Stock”) of common stock, $0.01 par value per share (“Common Stock”), of ACCO Brands Corporation, a Delaware corporation (“Company”), and also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 530,400 additional shares (“Optional Stock”) of the Common Stock as set forth below. The Firm Stock and the Optional Stock are herein collectively called the “Offered Securities.” The Company and the Selling Securityholders hereby agree with the several Underwriters named in Schedule A hereto (“Underwriters”) as follows:
     2. Representations and Warranties of the Company and the Selling Securityholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:
     (i) A registration statement (No. 333-137333), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective. “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act of 1933 (“Act”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the

“Effective Date” of the Registration Statement relating to the Offered Securities. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
“Statutory Prospectus” as of any time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means            p.m. (Eastern time) on the date of this Agreement or such other time as may be agreed to by the parties hereto.
     (ii) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Offered Securities, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Registration Statement and the Prospectus each conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

     (iii) (A)(1) At the time of initial filing of the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or form of prospectus), and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well known seasoned issuer” as defined in Rule 405 (“Rule 405”) under the Act, including not having been an “ineligible issuer” as defined in Rule 405.
          (B) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
          (C) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) (“Rule 401(g)(2)”) under the Act objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
          (D) The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
     (iv) (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
     (v) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the documents listed on and disclosures contained in Schedule D hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.
     (vi) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free

Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.
     (vii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
     (viii) Set forth on Schedule E hereto is a complete list of all “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Act) of the Company that satisfy the test set forth in Rule 1-02(w) of Regulation S-X on an individual basis (the “Individual Significant Subsidiaries”) and all other subsidiaries of the Company that satisfy the test set forth in Rule 1-02(w) of Regulation S-X on an aggregate basis (the “Aggregate Significant Subsidiaries” and, together with the Individual Significant Subsidiaries, the “Significant Subsidiaries”). Other than the Significant Subsidiaries, there are no other subsidiaries of the Company that, individually or in the aggregate, are “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Act). Other than the Individual Significant Subsidiaries, there are no other subsidiaries of the Company that individually would constitute “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Act, substituting 6% for the 10% threshold contained in such rule).
     (ix) Each of the Significant Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the General Disclosure Package, the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
     (x) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the

Company are validly issued, fully paid and nonassessable and conform to the information in the General Disclosure Package and to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to its Common Stock.
     (xi) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Offered Securities.
     (xii) Other than the Registration Rights Agreement dated as of March 15, 2005 between the Company and Lane Industries, Inc. (the “Registration Rights Agreement”), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
     (xiii) The Offered Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.
     (xiv) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.
     (xv) The execution, delivery and performance of this Agreement and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, except, in the case of clauses (i) and (ii) above for such breaches, violations or defaults as would not result in a Material Adverse Effect.
     (xvi) This Agreement has been duly authorized, executed and delivered by the Company.
     (xvii) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all material real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
     (xviii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (xix) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.
     (xx) The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its subsidiaries or, to the knowledge of the Company, third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) – (vi) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.
     (xxi) Except as disclosed in the General Disclosure Package, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (b) to the Company’s knowledge there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (c) to the Company’s knowledge there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (d) the Company has reasonably concluded that such Environmental Laws are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.
     (xxii) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the

Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.
     (xxiii) The financial statements included in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
     (xxiv) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (xxv) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.
     (xxvi) The Company is not an “investment company” as defined in the Investment Company Act of 1940.
     (xxvii) The Company (A) makes and keeps accurate books and records and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (y) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (z) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (xxviii) The Company will be in compliance, in all material respects, with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations thereunder upon the applicability of such provisions, rules or regulations, as the case may be, to the Company.
     (xxix) Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees has not violated, and its participation in the offering will not violate, any of the following laws: (a) anti-bribery laws, including, but not limited to, any applicable law, rule or regulation of any locality, including, but not limited to any law, rule or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder, except in each case for matters that would not, individually or in the aggregate, result in a Material Adverse Effect. Further, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary of the Company with respect to any of the foregoing laws, rules or regulations is pending or, to the knowledge of the Company, threatened.
     (xxx) The Company and each subsidiary of the Company is in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, except where any failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.
     (xxxi) None of the Company, any subsidiary of the Company or any director, officer, agent, employee or affiliate of the Company or any subsidiary of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.
     (xxxii) The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.
     (xxxiii) The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.
          (b) Each Selling Securityholder severally represents and warrants to, and agrees with, the several Underwriters that:
     (i) Such Selling Securityholder has and on the Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Securityholder on the Closing Date and full right, power and authority to enter into this Agreement, the power of attorney entered into in connection with this Agreement, substantially in the form of Exhibit 1 hereto (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Securityholders, the “Powers of Attorney”) and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Securityholder on the Closing Date under this Agreement; and upon the delivery of and payment for the Offered Securities on the Closing Date under this Agreement the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Securityholder on the Closing Date.
     (ii) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Offered Securities, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Registration Statement and the Prospectus each conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the representation and warranty in this Section 2(b)(ii) shall apply only to the extent that any statements in or omissions from the Registration Statement or Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Securityholder specifically for use therein; it being understood that the only such information furnished in writing to the Company by such Selling Securityholder specifically for use in the Registration Statement or the Prospectus is that information described in Section 8(b) of this Agreement.
     (iii) As of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representation and warranty in this Section 2(b)(iii) shall apply only to the extent that any statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Securityholder specifically for use therein; it being understood that the only such information furnished in writing to the Company by such Selling Securityholder specifically for use in the Registration Statement or any Issuer Free Writing Prospectus is that information described in Section 8(b) of this Agreement.
     (iv) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that such Selling Securityholder notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) such Selling Securityholder has promptly notified or will promptly notify the Representatives and (ii) such Selling Securityholder has caused or will cause the Company promptly to amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. Notwithstanding the foregoing, the representation and warranty in this Section 2(b)(iv) shall apply only to the extent that any statements in or omissions from any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Securityholder specifically for use therein; it being understood that the only such information furnished in writing to the Company by such Selling Securityholder specifically for use in any Issuer Free Writing Prospectus is that information described in Section 8(b) of this Agreement.
     (v) The sale of the Firm Stock and the Optional Stock by such Selling Securityholder pursuant hereto is not prompted by any material or non-public information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein. The information pertaining to such Selling Securityholder and its ownership of Common Stock under the caption “Principal and Selling Stockholders” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is complete and accurate in all material respects.
     (vi) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Securityholder and any person that would give rise to a valid claim against such Selling Securityholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Offered Securities.
     (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Securityholder for the consummation of the transactions contemplated by this Agreement or the Powers of Attorney in connection with the sale of the Offered Securities sold by the Selling Securityholders, except such as have been obtained and made under the Act and such as may be required under state securities laws.
     (viii) The execution, delivery and performance of this Agreement and the Power of Attorney and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Securityholder or any of its properties or any agreement or instrument to which such Selling Securityholder is a party or by which such Selling Securityholder is bound or to which any of the properties of such Selling Securityholder is subject, the charter or by-laws of such Selling Securityholder that is a corporation or the constituent documents of such Selling Securityholder that is not a natural person or a corporation.
     (ix) If such Selling Securityholder is not an individual or an estate, such Selling Securityholder is not required to be registered as and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940.
     (x) Such Selling Securityholder has duly and irrevocably executed and delivered the Power of Attorney appointing Jaime G. Knez and Arthur Schiller as attorneys-in-fact (the “Attorneys-in-Fact”), with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Securityholder.
     (xi) The Power of Attorney with respect to such Selling Securityholder has been duly authorized, executed and delivered by such Selling Securityholder and constitutes a valid and legally binding obligation of such Selling Securityholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (xii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Securityholder.
          (c) Selling Securityholder LED II, LLC represents and warrants to, and agrees with, the several Underwriters that:
     (i) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, the General Disclosure Package and the Prospectus, such Selling Securityholder has no reason to believe that the representations and warranties of the Company contained in Section 2(a) of this Agreement are not true and correct, and such Selling Securityholder is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and, without having undertaken to make an independent determination, has no knowledge of any material fact, condition or information with respect to the Company or any of its subsidiaries or their respective operations not disclosed in the Registration Statement which has materially adversely affected or could reasonably be expected to materially adversely affect the business of the Company or any of its subsidiaries.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Securityholder agrees to sell the number of shares of the Firm Stock set forth opposite its name in Schedule B hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Securityholders, at a purchase price of $       per share, the respective number of shares of Firm Stock set forth opposite the names of the Underwriters in Schedule A hereto.

     The Selling Securityholders will deliver the Firm Stock to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of LED II, LLC at 10:00 A.M., New York time, on September  , 2006, or at such other time not later than seven full business days thereafter as the Representatives, the Company and the Selling Securityholders determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.
     In addition, upon written notice from the Representatives given to the Company and LED II, LLC not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock at the purchase price per share to be paid for the Firm Stock. LED II, LLC grants to the Underwriters an option to purchase the number of shares of Optional Stock set forth opposite its name in Schedule B hereto and agrees to sell such Optional Stock to the several Underwriters as specified in such notice, and the Underwriters agree, severally and not jointly, to purchase such Optional Stock. Such Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name bears to the total number of shares of Firm Stock (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Stock. No Optional Stock shall be sold or delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company and LED II, LLC.
     The time for the delivery of and payment for the Optional Stock, being herein referred to as the “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and the Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Stock is given. The Selling Securityholders will deliver the Optional Stock being purchased on the Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of LED II, LLC.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.
     5. Certain Agreements of the Company and the Selling Securityholders. The Company agrees with the several Underwriters and the Selling Securityholders that it will furnish to counsel for the Underwriters one signed copy of the registration statement relating to the Offered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities, the Company and the Selling Securityholders, as applicable, agree with the several Underwriters:
     (a) The Company has filed or will file each Statutory Prospectus (including the Prospectus) with the Commission pursuant to and in accordance with Rule 424(b)(1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.
     (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
     (c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act.
     (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

     (g) The Company will pay all expenses incident to the performance of its respective obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel for itself and reasonable fees and disbursements of one counsel for the Selling Securityholders) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for expenses incurred in preparing, printing and distributing each Statutory Prospectus to the Underwriters and for expenses incurred in preparing, printing and distributing any Issuer Free Writing Prospectuses to investors and prospective investors. The Selling Securityholders shall pay any transfer taxes on the sale by the Selling Securityholders of the Offered Securities to the Underwriters.
     (h) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to the registration of, any additional shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”), except issuances by the Company of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of this Agreement, grants by the Company of employee stock options or other equity-based compensation pursuant to the terms of a plan in effect on the date of this Agreement, issuances by the Company of Common Stock pursuant to the exercise of such options or issuances of Common Stock pursuant to the Company’s dividend reinvestment plan. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
     (i) Each Selling Securityholder agrees that the Offered Securities are subject to the interests of the Underwriters under this Agreement, that the arrangements made by the Selling Securityholders in connection with this Agreement and the Powers of Attorney are to that extent irrevocable, and that the obligations of the Selling Securityholders under this Agreement and the Powers of Attorney shall not be terminated by operation of law, whether by the death of any individual Selling Securityholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Securityholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities under this Agreement, the Offered Securities shall be delivered in accordance with the terms and conditions of this Agreement and the Powers of Attorney as if such death or other event or termination had not occurred, regardless of whether or not the Attorneys-in-Fact shall have received notice of such death or other event or termination.
     (j) Each Selling Securityholder authorizes the Representatives to send a United States Treasury Department Form 1099 to such Selling Securitytholder at the address provided in Section 11 hereof on or before January 31 of the year following the date of this Agreement.
     6. Free Writing Prospectuses. (a) The Company and each Selling Securityholder represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     (b) The Company consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the documents listed on and disclosures contained in Schedule D hereto or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Stock on the First Closing Date and the Optional Stock to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Securityholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Securityholders of their obligations hereunder and to the following additional conditions precedent:
     (a) On or prior to the date of this Agreement, the Representatives shall have received letters, dated the date of delivery thereof, of PricewaterhouseCoopers LLC confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect set forth in Exhibit 2 and Exhibit 3 hereto. All financial statements and schedules included in material incorporated by reference into the Prospectus or the General Disclosure Package shall be deemed included in the Prospectus or the General Disclosure Package for purposes of this subsection.
     (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Securityholder or any Underwriter, shall be contemplated by the Commission.
     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or

New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.
     (d) The Representatives shall have received an opinion, dated the Closing Date, of Steven Rubin, General Counsel of the Company, to the effect that:
     (i) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect;
     (ii) Each Significant Subsidiary of the Company that has been organized under the laws of any jurisdiction of the United States has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each Significant Subsidiary of the Company that has been organized under the laws of any jurisdiction of the United States is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company that has been organized under the laws of any jurisdiction of the United States has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the General Disclosure Package, the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects; and
     (iii) Other than the Registration Rights Agreement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
     (e) The Representatives shall have received an opinion, dated the Closing Date, of Vedder, Price, Kaufman & Kammholz, P.C., counsel for the Company, to the effect that:

     (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package;
     (ii) The Offered Securities and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the information in the General Disclosure Package and to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;
     (iii) The Company is not an “investment company” as defined in the Investment Company Act of 1940;
     (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws;
     (v) The execution, delivery and performance of this Agreement and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties; any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject and which agreement or instrument is required to be filed by the Company with the Commission pursuant to Item 601 of Regulation S-K; or the charter or by-laws of the Company or any such subsidiary;
     (vi) This Agreement has been duly authorized, executed and delivered by the Company; and
     (vii) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of the Effective Date relating to the Offered Securities, and the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations (other than the financial statements or other financial and statistical data derived therefrom, as to which such counsel need express no opinion); such counsel have no reason to believe that the Registration Statement or any amendment thereto, as of its Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus, as of the date of this Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions of statutes, legal and governmental proceedings and contracts and other documents in the Registration Statement and Prospectus under the captions “Description of Capital Stock” and “Indemnification of Directors and Officers” are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial and statistical data derived therefrom contained in the Registration Statement or the Prospectus.
     (f) The Representatives shall have received an opinion, dated the Closing Date, of Baker McKenzie LLP, local counsel for the Company in the United Kingdom, with respect to the due incorporation, good standing, corporate power and authority and foreign qualifications of each Significant Subsidiary of the Company that has been organized under the laws of any jurisdiction of the United Kingdom and to the effect that all of the issued and outstanding capital stock of each such Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, in form and substance reasonably satisfactory to the Representatives.
     (g) The Representatives shall have received an opinion, dated the Closing Date, of Minter Ellison Lawyers, local counsel for the Company in Australia, with respect to the due incorporation, good standing, corporate power and authority and foreign qualifications of each Significant Subsidiary of the Company that has been organized under the laws of any jurisdiction of Australia and to the effect that all of the issued and outstanding capital stock of each such Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, in form and substance reasonably satisfactory to the Representatives.
     (h) The Representatives shall have received an opinion, dated the Closing Date, of Sidley Austin LLP, counsel for the Selling Securityholders, to the effect that:
     (i) With respect to any Selling Securityholder that is not an individual, such Selling Securityholder is duly formed, validly existing and is in good standing under the laws of its jurisdiction of organization;

     (ii) Upon (a) payment of the consideration for the Offered Securities, (b) registration of the transfer of the Offered Securities to the Underwriters in the books and records of the Company in accordance with this Agreement and (c) book entry recordation by The Depository Trust Company that the Offered Shares have been credited to the Underwriters’ respective securities accounts, and assuming that each Underwriter acquires its interest in the Offered Shares without notice of any adverse claim to the Offered Shares as provided in the Uniform Commercial Code as in effect in the State of New York, (A) the Underwriters will acquire a security entitlement with respect to the Offered Securities and (B) no action based on any adverse claim to such security entitlement may be asserted against such Underwriter;
     (iii) To the knowledge of such counsel, no consent, approval, authorization or other order or decree of, or filing with, any court, regulatory or governmental agency or body of the United States having jurisdiction over the Selling Securityholders is required under laws which in such counsel’s experience and without independent examination are normally applicable to the transactions of the type contemplated by this Agreement and the Powers of Attorney for the execution and delivery of this Agreement or the Powers of Attorney by the Selling Securityholders or the consummation of the transactions contemplated by this Agreement or the Powers of Attorney by the Selling Securityholders, except such as have been obtained under the Act and the Rules and Regulations thereunder, and such as may be required under the state securities or blue sky laws of any other jurisdiction, including the various states and the District of Columbia, in connection with the offer and sale of the Offered Securities;
     (iv) The execution and delivery of this Agreement and the Powers of Attorney by the Selling Securityholders and the performance by the Selling Securityholders of their respective obligations under this Agreement and the Powers of Attorney: (i) does not violate any provisions of the certificate of formation or limited liability company agreement of any Selling Securityholder that is not an individual; and (ii) will not result in a violation of any statute, ordinance, order, regulation or rule of any governmental agency or body (excluding state securities or blue sky laws or any rules or regulations thereunder and any antifraud or similar laws, including Section 10(b) under the Securities Exchange Act of 1934 or any Rules or Regulations thereunder) or any agreement or instrument known to such counsel and listed on an exhibit attached to such counsel’s opinion to which the Selling Securityholders or any of the Selling Securityholders’ property is subject and, in each case, which in such counsel’s experience and without independent examination are normally applicable to the transactions of the type contemplated by this Agreement and the Powers of Attorney;
     (v) The Powers of Attorney with respect to each Selling Securityholder have been duly authorized, if applicable, executed and delivered by such Selling

Securityholder and constitute a legally valid and binding obligation of each such Selling Securityholder, enforceable against each such Selling Securityholder in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or similar laws affecting creditor’s rights or by general principles of equity (whether enforceability is considered in a proceeding in equity or at law);
     (vi) This Agreement has been duly authorized, if applicable, executed and delivered by or on behalf of each Selling Securityholder; and
     (vii) With respect to any Selling Securityholder that is not an individual or an estate, such Selling Securityholder is not required to be registered, as of the Applicable Time, and after giving effect to the offering and sale of the Offered Securities and the application of proceeds thereof as described in the Prospectus, will not be required to register, as an “investment company” within the meaning of the Investment Company Act of 1940.
     (i) The Representatives shall have received from Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Representatives may require, and the Company and the Selling Securityholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (j) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (k) The Representatives shall have received letters, dated the Closing Date, of PricewaterhouseCoopers LLC which meet the requirements of subsection (a) of this Section and the exhibits referenced therein, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

     (l) On or prior to the date of this Agreement, the Representatives shall have received lockup letters (i) from the executive officers and directors of the Company listed on Schedule F hereto, substantially in the form of Exhibit 4 hereto, (ii) from each entity listed on Schedule G hereto, substantially in the form of Exhibit 5 hereto, (iii) from each entity listed on Schedule H hereto, substantially in the form of Exhibit 6 hereto, (iv) from each entity listed on Schedule I hereto, substantially in the form of Exhibit 7 hereto and (v) from each Selling Securityholder listed on Schedule J hereto, substantially in the form of Exhibit 8 hereto, and such lockup letters shall be in full force and effect on the Closing Date.
     (m) To avoid a 28% backup withholding tax, each Selling Securityholder shall have properly completed, executed in duplicate and delivered to the Representatives and LED II, LLC a substitute United States Treasury Department Form W-9 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof).
     (n) Each Selling Securityholder shall have properly completed, executed and delivered a stock power to the Representatives or the applicable transfer agent with respect to the Offered Securities and the signature of such Selling Stockholder on such stock power shall be guaranteed by a bank, trust company, broker, dealer, municipal securities dealer, government securities dealer or broker, credit union, a national securities exchange, registered securities association or clearing agency, or a savings institution that is a participant in a Securities Transfer Association recognized program or by a Medallion Signature Guarantor.
     (o) The Representatives shall have received a fully executed copy of the letter of direction from Selling Stockholder LED II, LLC to Wilmington Trust Company that is countersigned by Harris N.A. providing that all liens, claims, security interests and other encumbrances held by Harris N.A., in its capacity as administrative agent under that certain Amended and Restated Credit Agreement, dated as of April 26, 2002, as amended, among Lane Industries, Inc., the financial institutions parties thereto and Harris N.A. or otherwise, over the Offered Securities are released.
The Company and the Selling Securityholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus, or

arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company specifically for use therein by any (i) Underwriter through the Representatives, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (ii) Selling Securityholder, if any.
     (b) The Selling Securityholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Securityholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided further the indemnity provided for in this paragraph (b) shall apply only to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the applicable Selling Securityholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Securityholder consists of that information regarding such Selling Securityholder and its ownership of Common Stock set forth in the Registration Statement and the Prospectus under the caption “Principal and Selling Stockholders”; and provided further that the aggregate liability under this subsection of each Selling Securityholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Securityholder from the sale of Offered Securities sold by such Selling Securityholder hereunder.

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and each Selling Securityholder, against any losses, claims, damages or liabilities to which the Company or any Selling Securityholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Securityholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the twelfth paragraph under the caption “Underwriting” concerning stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Securityholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Securityholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Securityholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) no Selling Securityholder shall be required to contribute pursuant to this subsection (e) an aggregate amount in excess of the amount by which the aggregate gross proceeds after underwriting discounts and commissions but before expenses to such Selling Securityholder from the sale of Offered Securities sold by such Selling Securityholder hereunder exceeds the amount of any damages which such Selling Securityholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (f) The obligations of the Company and the Selling Securityholders under this Section shall be in addition to any liability which the Company and the Selling Securityholders may otherwise have and shall extend, upon the same terms and conditions, to each partner, director and officer of, and each person, if any, who controls, any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
     (g) Nothing contained in this Agreement shall be deemed to limit or affect any provision of the Registration Rights Agreement, including, without limitation, the indemnification and contribution provisions thereof as between the Company and the Selling Securityholders.
     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Securityholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Securityholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Stock after the First Closing Date, this Agreement will not terminate as to the Firm Stock or any Optional Stock purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Securityholders, the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Securityholder, the Company or

any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Securityholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Securityholders and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company and the Selling Securityholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD and Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005 Attention: Equity Capital Markets, Syndicate Desk, with a copy to Deutsche Bank Securities Inc. Attention General Counsel, facsimile (212) 797-4564 or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 300 Tower Parkway, Lincolnshire, Illinois 60069, Attention: Steven Rubin, Esq., or, if sent to the Selling Securityholders, will be mailed, delivered or telegraphed and confirmed to the them at c/o Lane Industries, Inc., One Lane Center, 1200 Shermer Road, Northbrook, Illinois 60062, Attention: Jaime G. Knez; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the Company, the Selling Securityholders and the Underwriters and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     13. Representation of Underwriters and Selling Securityholders. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or severally will be binding upon all the Underwriters. The Attorneys-in-Fact appointed to represent the Selling Securityholders pursuant to the Powers of Attorney will act for the several Selling Securityholders in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Attorneys-in-Fact jointly or by any of them will be binding upon all the Selling Securityholders.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Absence of Fiduciary Relationship. The Company and the Selling Securityholders acknowledge and agree that:
     (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Selling Securityholders, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or is advising the Company or the Selling Securityholders on other matters;
     (b) the price of the Offered Securities set forth in this Agreement was established by the Selling Securityholders following discussions and arms-length negotiations with the Underwriters and the Selling Securityholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) the Company and the Selling Securityholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Securityholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Securityholders by virtue of any fiduciary, advisory or agency relationship; and
     (d) the Company and the Selling Securityholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Securityholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Securityholders, including stockholders, employees or creditors of the Company or the Selling Securityholders.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
     The Company and the Selling Securityholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.
Very truly yours,

ACCO Brands Corporation

By:
Name:
Title:

The Selling Securityholders Named In Schedule B To This Agreement

By:

Attorney-in-Fact

The foregoing Underwriting Agreement is hereby
  confirmed and accepted as of the date first above
  written.
Acting on behalf of themselves and as the
  Representatives of the several
  Underwriters

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title: